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                                                                      EXHIBIT 24

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 relating to the 1986 Long-Term Incentive Plan of Norstan, Inc. (Registration Nos. 33-30323 and 33-72928), and the 1990 Employee Stock Purchase and Bonus Plan of Norstan, Inc. (Registration Nos. 33-32310, 33-44470 and 33-72926).


                                         ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
  July 27, 1995




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